EXHIBIT 4.(b)14

AMENDMENT TO
AMENDMENT NO. 2 TO RESTRUCTURING AGREEMENT

This amendment (the “Amendment”) to Amendment No.2 to the Restructuring Agreement is dated the 10th day of November 2008 between:

1.	Lumenis Ltd., a company incorporated under the laws of Israel, whose registered office is at Industrial Zone, Yoqneam, Israel (the “Borrower”); and

2.	Bank Hapoalim B.M. (the “Bank”)

WHEREAS:

A.	On 30th September 2006, the Borrower and the Bank entered into a Restructuring Agreement (the “Restructuring Agreement”) pursuant to which the Borrower and the Bank agreed to restructure the Prior Outstanding Debt of the Borrower and subsidiaries of the Borrower into a single Loan (as defined therein) and to set out the terms and conditions applicable with respect to the Loan.

B.	On December 5, 2006, the Borrower and the Bank entered into Amendment No.1 to the Restructuring Agreement,

C.	On June 25, 2008, the Borrower and the Bank entered into Amendment No.2 to the Restructuring Agreement (“Amendment No. 2”),

D.	The Parties wish to amend Amendment No.2 as set forth herein.

THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Amendment, capitalised terms that are used but not defined herein shall have the meanings ascribed to such terms in Amendment No. 2.

1.2	Words and defined terms denoting the singular number include the plural and vice versa and the use of any gender shall be applicable to all genders.

1.3	The paragraph headings are for the sake of convenience only and shall not affect the interpretation of this Amendment.

2.	AMENDMENTS

The following amendments shall be made to the Restructuring Agreement:

2.1	All references to the words: "the 90th (ninetieth) Business Day following the Effective Date" in Clause 4 shall be replaced by: "December 11, 2008".

2.2	The reference to the words "within 30 (thirty) days as of the Effective Date" in Sub-Clause 4(b) shall be replaced by: "by December 11, 2008".

The Borrower and the Bank hereby agree that Amendment No. 2 shall be amended in accordance with this Amendment. Other than as expressly amended as set out herein, the provisions of the Restructuring Agreement and Amendment No. 2 shall remain unchanged and in full force and effect in accordance with the terms thereof.

3.	MISCELLANEOUS

3.1	This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.2	This Amendment shall be construed in accordance with the laws of the State of Israel. The exclusive place of jurisdiction for the purpose of this Amendment is hereby established as the competent court of law in Israel situated in Tel Aviv-Jaffa.

3.3	If a provision of this Amendment is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision hereof or the validity or enforceability in other jurisdictions of that or any other provision hereof.

Where provisions of any applicable law resulting in such illegality, invalidity or unenforceability may be waived, they are hereby waived by each party to the full extent permitted so that this Amendment shall be deemed valid and binding agreements, enforceable in accordance with its terms.

3.4	Nothing in this Amendment shall create or confer upon any person or entity, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

IN WITNESS WHEREOF, the parties have signed this Amendment on the date first mentioned above.

for:	LUMENIS LTD.

By:	/s/ Dov Ofer	/s/ Aviram Steinhart
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	Dov Ofer	Aviram Steinhart
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Title:	CEO	CFO
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for:	BANK HAPOALIM B.M.

By:	/s/ Rachel Arbel	/s/ Gil Barzilay
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	Rachel Arbel	Gil Barzilay
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Title:	CR. M.
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BANK HAPOALIM BM HEAD OFFICE